Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-172382 on Form S-8 of our report dated October 23, 2012, , relating to the consolidated financial statements of ITEX Corporation included in the Annual Report on Form 10-K of ITEX Corporation for the fiscal year ended July 31, 2012.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

October 23, 2012